Exhibit 99.1

INCOME FUND
TEN, LLC

2006 ANNUAL

PORTFOLIO OVERVIEW

ICON Income Fund Ten, LLC

- 2006 Annual Portfolio Overview -

Dear Member of ICON Income Fund Ten, LLC:

ICON Income Fund Ten, LLC (“Fund Ten”) raised $150,000,000 commencing with its initial offering on June 2, 2003 through the closing of the offering on April 5, 2005.  As of December 31, 2006, Fund Ten had 148,730 limited liability company shares outstanding.  During the reporting period, Fund Ten continued to function in its “Operating Period” and no additional members were admitted.

During the Operating Period, Fund Ten has been seeking to purchase additional equipment subject to lease.  The leased equipment in Fund Ten’s portfolio is comprised of two categories: growth leases, where the rental cash flows have been assigned or pledged to a lender, and income leases, where Fund Ten retains the rental cash flows.  While income leases produce monthly cash flows, growth leases permit Fund Ten to retain an interest in the future value of the equipment on a leveraged equity basis.  Fund Ten’s manager, ICON Capital Corp. (the “Manager”), expects that the future value of the equipment in growth leases will be greater than Fund Ten’s initial cash investment.

Cash generated from these investments has facilitated Fund Ten’s distributions to investors.  Availability of cash to be used for reinvestment also depends on the requirements for expenses, reserves, and distributions to investors.

Fund Ten’s Operating Period is anticipated to continue until April 2010 – a period of five years from the closing of the offering – unless extended at the Manager’s sole discretion. Following its Operating Period, Fund Ten will enter its “Liquidation Period” during which time equipment will be sold in the ordinary course of business.

News Covering the Fourth Quarter of 2006

•  FedEx Corporation (“FedEx”) announced it has acquired ANC Holdings Limited, a United Kingdom domestic express transportation company for £120 million. This transaction will allow FedEx Express, an operating unit of FedEx, to directly serve the entire United Kingdom domestic market, providing a broader range of shipping options and enhanced service under the trusted FedEx brand.  (Source: FedEx press release, dated December 18, 2006)

•  Global Crossing Telecommunications, Inc. (“Global Crossing”), an internet protocol based telecommunications provider, announced that it was named the Best Global Wholesale Provider for the seconding year running and its CEO was named best business leader of the year by Capacity magazine.  (Source:  Global Crossing press release, dated November 14, 2006)

Neither Fund Ten nor the Manager accepts any responsibility for, or assumes any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News Covering the Reporting Period.”

Portfolio Overview

Fund Ten has invested both directly and indirectly through joint ventures with its affiliates.  As of December 31, 2006, Fund Ten’s portfolio consisted primarily of the following investments:

Income Leases

•  A 30.6% interest in ICON Global Crossing, LLC (“ICON Global Crossing”), which purchased state-of-the-art telecommunications equipment from various vendors, which was then leased to Global Crossing . Fund Ten’s purchase price for its interest was approximately $7,695,000. The lease expires on March 31, 2010.

•  A 72.3% interest in a joint venture which purchased state-of-the-art telecommunications equipment from various vendors, which was then leased to Global Crossing and Global Crossing North American Networks, Inc. Fund Ten’s purchase price for its interest in the joint venture was approximately $10,044,000. The lease expires on October 31, 2010.

•  A 100% interest in steering column production and assembly equipment that is on lease to Anchor Tool & Die Co. Fund Ten was assigned and assumed the rights to the lease for approximately $2,817,000. The lease term expires on September 30, 2009.

•  A 50% interest in a joint venture, which entered into a Master Lease whereby the joint venture would purchase industrial gas meters and accompanying data gathering equipment that would be subject to lease with EAM Assets Ltd. (“EAM”).  EAM is a meter asset manager whose business is maintaining industrial gas meters in the United Kingdom.  Fund Ten’s purchase price for its interest in the joint venture was approximately $5,618,000.  At December 31, 2006, the cash contributions were held in an escrow account pending the equipment purchase.

•  A 50% interest in a joint venture which purchased digital audio/visual entertainment systems subject to a lease with AeroTV Ltd. (“AeroTV”), a provider of on board digital audio/visual systems for airlines, rail and coach operators in the United Kingdom. Fund Ten’s purchase price for its interest in the joint venture was approximately $2,776,000. During February and March 2006, the joint venture purchased approximately $986,000 of equipment that was leased to AeroTV with lease terms that expire between December 31, 2007 and June 30, 2008. During August 2006, the joint venture had purchased approximately $371,000 of additional equipment, as of December 31, 2006 the equipment was not installed.  Through December 2006, the joint venture funded approximately $1,357,000 for the purchase of the equipment.  AeroTV subsequently filed for bankruptcy protection and we terminated the lease and recorded a reserve with regard to all outstanding unpaid amounts.

•  A 100% interest in the entity which purchased hospital bedside entertainment and communication terminals on lease to Premier Telecom Contracts Limited (“Premier Telecom”). The terminals are installed in several National Health Service hospitals throughout the United Kingdom.  Premier is one of four companies in the United Kingdom to receive the right to install and operate the equipment in hospitals, and it has the exclusive right to install and operate the equipment in thirteen hospitals. The base term of the lease, which commenced on January 1, 2006, is seven years.  Fund Ten, through a wholly-owned entity , paid approximately $13,945,000 (£8,091,000) for the equipment.

•  101 Noritsu QSS-3011 digital mini photo development labs on lease to Rite Aid Corporation.  The leases expire at various times from November 2007 to September 2008. Fund Ten’s purchase price was approximately $9,100,000 in cash, inclusive of legal fees.

•  A 74% interest in ICON GeicJV, which purchased information technology equipment, such as Sun servers, HP servers, Dell desktop computers and Panasonic laptop computers, subject to a three-year lease with Government Employees Insurance Company (“GEICO”), a wholly-owned subsidiary of Berkshire Hathaway Inc.  The expiration date of the lease is March 31, 2007 and it is anticipated that GEICO will return the equipment. Fund Ten’s portion of the  purchase price was approximately $4,331,000 in cash.

•  A 75% interest in the unguaranteed residual values of a portfolio of leases currently in effect with various lessees in the United Kingdom. The portfolio is mostly comprised of information technology equipment, including laptops, desktops and printers. All of the leases expire at various dates through August 30, 2009. Fund Ten’s purchase price was approximately $2,843,000.

•  Two global branch office solution telephone systems leased to CompUSA.  The equipment is subject to two separate leases, one with a 48-month term and the other with a 58-month term that are scheduled to expire in 2008 and 2009, respectively.  These systems connect CompUSA branch offices with the head office to provide a centrally managed communications network.  The purchase price for the systems was approximately $4,193,000 in cash.

•  Four double box girder cranes leased to WPS, Inc., purchased for approximately $894,000. The lease commenced on April 1, 2005 and has a lease term of 48 months.

•  Refrigeration equipment on lease to P.W. Supermarkets, Inc. (“PW Supermarkets”) Fund Ten’s purchase price of this equipment was approximately $1,310,000. The lease term is two years, with respect to a portion of the equipment, and is three years with respect to the rest of the equipment, commencing August 1, 2004. On June 29, 2006, Fund 10 sold a portion of the refrigeration equipment for approximately $283,000, resulting in a loss on the sale of the equipment of approximately $24,000.

•  Material handling equipment leased to Saturn Corporation.  Fund Ten was assigned and assumed the rights to the lease for approximately $594,000.  The lease is scheduled to expire on September 30, 2011.

Growth Leases

•  Three 3,300 TEU (twenty-foot equivalent unit) container vessels on bareboat charter lease to ZIM Israel Navigation Co. Ltd. ("ZIM").  Two of the three vessels (ZIM Korea and ZIM Italia) were constructed in 1991, while the remaining vessel (ZIM Canada) was built in 1990. The bareboat charters for ZIM Canada and ZIM Korea run through June 2009, while ZIM Italia’s charter expires in December 2009 Fund Ten acquired the vessels for $107,220,000, comprised of approximately $28,770,000 in cash and the assumption of three non-recourse mortgages totaling $78,450,000.

•  A 10% interest in a joint venture, for the purpose of acquiring a 1979 DC-10-30F (N318FE) aircraft on lease to FedEx with an expiration date of March 2007. Aircraft 46837 acquired the aircraft for approximately $3,723,000 in cash and the assumption of non-recourse debt of approximately $17,757,000. Fund Ten acquired its interest for approximately $373,000. The aircraft will carry a zero debt balance at lease expiry since the rentals completely pay-down the debt. FedEx purchased the aircraft in the first quarter of 2007.

Investments in Unguaranteed Residual Values

During July 2006,  Fund Ten entered into a purchase and sale agreement  with Key Finance Group,  Ltd. (a United Kingdom based company), pursuant to which it acquired an interest in the unguaranteed residual values of technology equipment currently on lease to various lessees located in the United Kingdom for approximately $782,000 (£422,000).  These leases have expiration dates ranging from December 2006 through March 2015.

Off-lease Equipment

Boeing 767 aircraft rotables and accessories previously leased to Flugfelagid Atlanta hf, doing business as Air Atlanta Icelandic (“AAI”).  Fund Ten purchased the equipment in September 2003 for $3,600,000.  Thus far, Fund Ten has received approximately $3,990,000 in combined rental and sales proceeds.  The remaining inventory of rotables is being actively remarketed. Based on recent negotiations with potential buyers, the Manager determined that the remaining rotables may have an impaired market value.  Accordingly, Fund Ten recorded an impairment loss of approximately $441,000 during the third quarter 2006 in order to more closely approximate the estimated fair value of the rotables.

10% Status Report

As of the end of the reporting period, the ZIM Canada, ZIM Korea and ZIM Italia were the only three assets that individually constituted at least 10% of the aggregate purchase price of Fund Ten’s asset portfolio.  Each vessel will remain on bareboat charter during the next fiscal year with 29, 29 and 36 monthly payments remaining, respectively, as of December 31, 2006.  At the time Fund Ten acquired these vessels, the vessels were previously commissioned, and to the best of the Manager’s knowledge, each vessel remains seaworthy, in efficient operating condition and good state of repair as required under each charter.

Events Subsequent to December 31, 2006

•  On February 13, 2007, AeroTV's primary customer terminated its service agreement with AeroTV.  Fund Eleven subsequently received notice that AeroTV filed for insolvency protection in the UK.  The Manager was able to negotiate directly with AeroTV's customer to receive lease payments due to the joint venture through the termination date of the service agreement.  At December 31, 2006, there was approximately $882,000 of minimum rent receivable over the remaining life of the lease.  On April 18, 2007 the joint venture filed a lawsuit in the United Kingdom’s High Court of Justice, Queen’s Bench Division against AeroTV and one of its directors for fraud. The lease was recorded by joint venture as a finance lease. At December 31, 2006, there were approximately $882,000 of minimum rents receivable over the remaining life of the lease. During March 2007, the joint venture collected approximately $218,000 of the remaining minimum rents receivable balance. As a result of the foregoing, the joint venture has recorded a reserve for the remaining minimum rents receivable balance of approximately $664,000 at March 31, 2007.

•  Fund Ten was notified that EAM was unable to perform all of the conditions precedent under the lease.  All amounts deposited by Fund Ten and its affiliate together with all accrued interest will be refunded.  In connection with entering into the lease EAM issued warrants to the joint venture to acquire stock in EAM’s parent company.  The joint venture retains these warrants which remain unaffected by EAM’s inability perform under the lease.

•  On March 30, 2007, the joint venture sold Aircraft N318FE to FedEx for approximately $4,260,000 resulting loss on the sale of the aircraft of approximately $1,025,000. Fund Ten’s portion of sales proceeds and the loss on sale were approximately $426,000 and $105,000, respectively.

Distribution Analysis

During the reporting period, Fund Ten continued to make monthly distributions at a rate of 8.6% per annum.  Cash available for distributions was generated substantially through cash from operations.  From the inception of the offering period, Fund Ten has made forty-two monthly distributions to its members.  During 2006, Fund Ten paid its members approximately $12,805,000 in cash distributions.  As of December 31, 2006, a $10,000 investment made at the initial closing would have received $2,943 in cumulative distributions representing a return of approximately 29% of such initial investment.

Fund Summary
Offering Period	6/2/2003- 4/5/2005
Size of offering	$150,000,000
Original No. of Investors	4,393
Estimated start of Fund liquidation	4/5/2010

Outlook and Overview

With the exception of the AAI rotables, no other leases have reached maturity.  The FedEx lease expired in March 2007 at which time FedEx purchased the aircraft.  The GEICO lease also expired in March 2007.  GEICO is returning a majority of the equipment and the Manager is actively remarketing that equipment.  The PW Supermarkets lease is scheduled to expire in July 2007.

As of December 31, 2006, Fund Ten had $5,635,489 in cash and cash equivalents on hand.  Substantially all of Fund Ten’s cash flows are derived from income leases.  On a monthly basis, Fund Ten deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs.  The remaining cash flows are then available for monthly distribution to investors.

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets
December 31,

ASSETS

	2006	2005
Cash and cash equivalents	$5,635,489	$24,178,852

Investments in finance leases:
Minimum rents receivable	22,975,426	-
Estimated unguaranteed residual values	2,160,615	-
Initial direct costs, net	182,049	-
Unearned income	(10,899,809)	-

Net investments in finance leases	14,418,281	-

Investments in operating leases:
Equipment, at cost	145,214,350	138,721,933
Accumulated depreciation	(45,418,818)	(25,710,754)

Net investments in operating leases	99,795,532	113,011,179

Investments in joint ventures	17,024,799	16,194,641
Investments in unguaranteed residual values	2,409,009	2,506,935
Equipment held for sale or lease, net	17,500	2,323,428
Interest rate swap contracts	754,521	997,977
Restricted Cash	1,464,000	3,747,886
Prepaid service fees, net	1,024,155	4,292,093
Due from Manager	-	12,019
Other assets, net	2,912,372	1,921,084

Total assets	$145,455,658	$169,186,094

LIABILITIES AND MEMBERS' EQUITY

Liabilities:
Notes payable - non-recourse	$45,769,691	$60,474,288
Accounts payable and other liabilities	459,746	1,202,270
Deferred rental income	1,355,712	1,299,510
Due to Manager	60,271	-
Minority interest	4,039,195	760,622

Total liabilities	51,684,615	63,736,690

Commitments and Contingencies

Members' equity:
Manager (one share outstanding, $1,000 per share original issue price)	(401,837)	(252,770)
Additional Members (148,730 and 149,174 shares outstanding,
$1,000 per share original issue price)	90,581,159	105,724,368
Accumulated other comprehensive income (loss)	3,591,721	(22,194)

Total members' equity	93,771,043	105,449,404

Total liabilities and members' equity	$145,455,658	$169,186,094

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
Years Ended December 31,

	2006	2005	2004
Revenue:
Rental income	$27,069,091	$24,480,481	$10,293,367
Finance income	1,324,246	-	-
Income (loss) from investments in joint ventures	1,257,324	(272,797)	8,146
Net gain on sales of equipment	46,613	113,845	18,893
Net gain on foreign currency transactions	31,327	-	-
Interest and other income	480,930	681,576	-

Total revenue	30,209,531	25,003,105	10,320,406

Expenses:
Impairment loss	675,212	97,900	-
Depreciation and amortization	24,983,065	23,258,339	9,908,212
Interest	2,894,501	3,606,187	1,544,254
Management fees - Manager	1,954,137	1,624,238	644,184
Administrative expense reimbursements - Manager	977,228	906,570	1,216,345
General and administrative	612,308	410,194	151,987
Minority interest	85,027	44,377	39,281

Total expenses	32,181,478	29,947,805	13,504,263

Net loss	$(1,971,947)	$(4,944,700)	$(3,183,857)

Net loss allocable to:
Additional Members	$(1,952,228)	$(4,895,253)	$(3,152,018)
Manager	(19,719)	(49,447)	(31,839)

	$(1,971,947)	$(4,944,700)	$(3,183,857)

Weighted average number of additional
member shares outstanding	148,880	143,378	61,190

Net loss per weighted average
additional member share	$(13.11)	$(34.14)	$(51.51)

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statement of Changes in Members' Equity
Years Ended December 31, 2004, 2005 and 2006

				Accumulated
				Other	Total
	Additional	Additional	Managing	Comprehensive	Members'
	Member Shares	Members	Member	Income (Loss)	Equity
Balance, January 1, 2004	23,784	$20,168,381	$(3,092)	$-	$20,165,289

Proceeds from issuance of additional
members shares	85,193	85,192,914	-	-	85,192,914
Sales and offering expenses	-	(10,446,467)	-	-	(10,446,467)
Additional member shares redeemed	(116)	(110,026)	-	-	(110,026)
Cash distributions to members	-	(4,662,642)	(47,159)	-	(4,709,801)
Change in valuation of interest rate
swap contracts	-	-	-	(303,619)	(303,619)
Net loss	-	(3,152,018)	(31,839)	-	(3,183,857)

Balance, December 31, 2004	108,861	86,990,142	(82,090)	(303,619)	86,604,433

Proceeds from issuance of additional
members shares	41,017	41,017,258	-	-	41,017,258
Sales and offering expenses	-	(4,713,545)	-	-	(4,713,545)
Additional member shares redeemed	(704)	(675,617)	-	-	(675,617)
Cash distributions to members	-	(11,998,617)	(121,233)	-	(12,119,850)
Change in valuation of interest rate
swap contracts	-	-	-	1,301,596	1,301,596
Foreign currency translation adjustment	-	-	-	(1,020,171)	(1,020,171)
Net loss	-	(4,895,253)	(49,447)	-	(4,944,700)

Balance, December 31, 2005	149,174	105,724,368	(252,770)	(22,194)	105,449,404

Additional member shares redeemed	(444)	(385,563)	-	-	(385,563)
Cash distributions to members	-	(12,805,418)	(129,348)	-	(12,934,766)
Change in valuation of interest rate
swap contracts	-	-	-	(243,456)	(243,456)
Change in valuation of warrants held
by a joint venture	-	-	-	538,072	538,072
Foreign currency translation adjustment	-	-	-	3,319,299	3,319,299
Net loss	-	(1,952,228)	(19,719)	-	(1,971,947)

Balance, December 31, 2006	148,730	$90,581,159	$(401,837)	$3,591,721	$93,771,043

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
Years Ended December 31,

	2006	2005	2004
Cash flows from operating activities:
Net loss	$(1,971,947)	$(4,944,700)	$(3,183,857)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(17,568,000)	(17,356,534)	(7,628,646)
Finance income	(1,324,246)	-	-
(Income) loss from investments in joint ventures	(1,257,324)	272,797	(8,146)
Net gain on sales of equipment	(46,613)	(113,845)	(18,893)
Net gain on foreign currency transactions	(31,327)	-	-
Impairment loss	675,212	97,900	-
Depreciation and amortization	24,983,065	23,258,339	9,908,212
Interest expense on non-recourse financing paid directly
to lenders by lessees	2,863,403	3,608,687	1,502,754
Minority interest	85,027	44,377	39,281
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	1,521,176	-	-
Due to Manager and affiliates, net	72,290	(100,024)	(495,015)
Other assets	(805,901)	(1,804,695)	(85,139)
Accounts payable and other liabilities	(745,503)	887,762	45,413
Deferred rental income	56,202	(160,123)	499,900

Net cash provided by operating activities	6,505,514	3,689,941	575,864

Cash flows from investing activities:
Investments in operating leases	(19,795,159)	(6,370,643)	(42,154,800)
Investments in unguaranteed residual values	(782,177)	-	-
Investments in joint ventures	(7,852)	-	-
Proceeds from sales of equipment and unguaranteed residual values	2,777,812	256,260	61,000
Distributions received from joint ventures	2,155,594	-	-
Due from affiliates	-	574,725	-
Restricted cash provided (used)	733,792	(2,281,884)	(17,975,620)
Minority interest contribution in joint venture	3,840,876	(16,084,959)	1,629,776
Prepaid service fees paid	-	(2,666,122)	(5,537,523)
Sale of interest in joint venture	-	-	2,296,879

Net cash used in investing activities	(11,077,114)	(26,572,623)	(61,680,288)

Cash flows from financing activities:
Issuance of additional member shares, net of sales and offering expenses paid	-	36,303,713	74,746,447
Due to Manager and affiliates, net	-	(41,826)	-
Cash distributions to members	(12,934,766)	(12,119,850)	(4,709,801)
Additional member shares redeemed	(385,563)	(675,617)	(110,026)
Distributions to minority interest holders in joint ventures	(647,330)	(359,655)	478,953
Financing fees paid	-	(31,250)	-
Additional Member refunds payable	-	-	(203,000)

Net cash (used in) provided by financing activities	(13,967,659)	23,075,515	70,202,573

Effects of exchange rates on cash and cash equivalents	(4,104)	(1,020,171)	-

Net (decrease) increase in cash and cash equivalents	(18,543,363)	(827,338)	9,098,149
Cash and cash equivalents, beginning of the year	24,178,852	25,006,190	15,908,041

Cash and cash equivalents, end of the year	$5,635,489	$24,178,852	$25,006,190

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
Years Ended December 31,

	2006	2005	2004
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Non-cash portion of equipment purchased with non-recourse debt	$-	$26,150,000	$70,057,027
Equipment transferred in connection with the execution
of an option agreement	$-	$-	$15,216,101
Principal and interest paid on non-recourse notes payable
directly to lenders by lessees	$17,568,000	$17,356,533	$9,131,400
Transfer of investments in lease assets to equipment held for
sale or lease, net	$-	$2,059,827	$-
Transfer from restricted cash to investments in operating leases	$1,599,797	$18,025,619	$-
Transfer from investments in unguaranteed residual values to
investments in operating leases	$400,388	$-	$-
Transfer from investments in operating leases to investments in
finance leases	$13,695,359	$-	$-

Transactions with Related Parties

Fund Ten has entered into certain agreements with the Manager and ICON Securities Corp., a subsidiary of the Manager, whereby Fund Ten pays certain fees and reimbursements to those parties.  ICON Securities Corp. was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of these agreements, Fund Ten pays or paid  the Manager (i) management fees ranging from 1% to 7% based on a percentage of the rentals received either directly by Fund Ten or through its joint ventures, (ii) prepaid service fees of 6.5% based upon the gross proceeds from the sale of shares to additional members, and (iii) organization and offering expenses, ranging from 1.5% to 3.5%, from the gross proceeds from the sale of shares to additional members, as defined in Fund Ten’s limited liability company agreement.  In addition, the Manager is reimbursed for administrative expenses incurred in connection with Fund Ten’s operations.

The total compensation that the Manager and ICON Securities Corp. may earn, not including management fees and administrative expense reimbursements, is limited to 12% of gross offering proceeds up to the first $37,500,000 raised, 11% of gross offering proceeds from $37,500,001 to $75,000,000 and 10% of gross offering proceeds from $75,000,001 to $150,000,000.

The Manager also has a 1% interest in Fund Ten’s profits, losses, cash distributions and liquidation proceeds. Fund Ten paid distributions to the Manager of $129,348, $121,233 and $47,159 for the years ended December 31, 2006, 2005 and 2004, respectively. Additionally, the Manager's interest in Fund Ten's net loss was $19,719, $49,447 and $31,839 for the years ended December 31, 2006, 2005 and 2004, respectively.

Fees and other expenses paid or accrued by Fund Ten to the Manager or its affiliates for the years ended December 31, 2006, 2005 and 2004, respectively were as follows:

	2006	2005	2004
Prepaid service fees (a)	$-	$2,666,122	$5,537,523
Organization and offering fees (b)	-	615,259	1,927,201
Underwriting commissions (b)	-	820,345	1,703,853
Management fees (c)	1,954,137	1,624,238	644,184
Administrative expense reimbursements (c)	977,228	906,570	1,216,345

Total fees paid to the Manager	$2,931,365	$6,632,534	$11,029,106

(a) Capitalized and amortized to operations over the estimated service period in accordance with
Fund Ten's accounting policies.
(b) Charged directly to members' equity.
(c) Charged directly to operations.

*Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in Fund Ten is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., Manager

Thomas W. Martin
Chairman, Chief Executive Officer and President

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws.  Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA.  These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of  similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconcapital.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Fund Ten’s costs down as mailing this report to all investors is expensive. Nevertheless, the reports are immediately available on your request.